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                                                                    EXHIBIT 23.1








                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-40184) pertaining to the 1982 Incentive Stock Option Plan and the 1989 Incentive Stock Option Plan of JONES PHARMA INCORPORATED and the Registration Statement (Form S-8, File No. 333-15879) pertaining to the 1994 Formula Stock Option Plan for Non-Management Directors and the 1994 Incentive Stock Plan of JONES PHARMA INCORPORATED of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of JONES PHARMA INCORPORATED included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


St. Louis, Missouri
March 17, 2000